Exhibit 5.3

155 Wellington Street West Toronto, ON M5V 3J7 Canada dwpv.com

June 8, 2021

AcuityAds Holdings Inc.
70 University Avenue, Suite 1200
Toronto, Ontario M5J 2M4

Dear Sirs/Mesdames:

Consent regarding Registration Statement on Form F-10 for AcuityAds Holdings Inc.

We refer to the registration statement on Form F-10 dated June 8, 2021 (the “Registration Statement”) of AcuityAds Holdings Inc. (the “Registrant”) to which this consent is exhibited.

We hereby consent to the use of our firm name on the face page of the Registration Statement and in the prospectus supplement included therein, under the headings “Legal Matters” and “Documents Filed as Part of the Registration Statement” and to the reference to and use of our opinions under the headings “Certain Canadian Federal Income Tax Considerations” and “Eligibility for Investment”.

In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the United States Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ Davies Ward Phillips & Vineberg LLP